Exhibit 99.1

OPHTHALMOLOGY
NEUROSURGERY
Stephens, Inc. Fall Conference
New York, New York
November 16, 2011

Investor Presentation
QUALITY. PERFORMANCE. INNOVATION.

Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among
other, statements concerning management’s expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under “Risk Factors” included in Synergetics USA, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2011 and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.

• Synergetics is a medical device company focused in
  the ophthalmology and neurosurgery market
• Synergetics USA, Inc. was formed through a reverse
  merger of Synergetics, Inc. and Valley Forge
  Scientific in 2005
• Synergetics was founded in 1991 and Valley Forge
  was founded in 1980 and became a publicly-held
  company in November 1989
• Synergetics USA, Inc. (NASDAQ: SURG)
• Corporate Headquarters: O’Fallon, MO
• Manufacturing Facilities: O’Fallon, MO and
  King of Prussia, PA
• Shares Outstanding: 24.97mm
• 52 Week Range: $3.20 - $6.97
• Market Cap.: $160.31mm
• June 2011 added to Russell 2000 & 3000 Indexes

Financial Comparison

(in thousands)	FYE 2009	FYE 2010	FYE 2011	Growth Over Prior Period
Sales:				
Ophthalmology	$29,981	$31,689	**$34,547**	9.0%
Direct Neurosurgery	13,968	8,175	**1,571**	(80.8%)
Marketing Partners	0	4,204	**9,448**	124.7%
Total Neurosurgery	13,968	12,379	**11,019**	(11.0%)
OEM	8,538	7,878	**10,007**	27.0%
Other	478	129	**272**	110.9%
Total	$52,965	$52,075	**$55,845**	7.2%
Gross Margin	55.5%	57.4%	**58.6%**	2.1%
Operating Profit %	5.9%	11.6%	**14.8%**	27.6%
% of Net Income from Operations	3.0%	7.1%	**10.2%**	43.7%
Cash	$160	$18,669	**$18,399**	(1.4%)
Debt	$13,219	$4,065	**$1,053**	(74.1%)

Synergetics™

▪ Major Events:
 ▪ Alcon Settlement
 ▪ Neurosurgery Transition
 ▪ Project Restore

▪ Drive operational efficiencies to improve the platform’s
 profitability
▪ Neurosurgery - Generate Cash
▪ Ophthalmology: Strategic Growth
▪ Sales Force Productivity

Markets

Retinal Market
$935,000,000
17%
Cataract Market
$4,700,000,000
83%

Synergetics™

2011 Anterior (Cataract) and
Posterior (Retinal) Markets Compared

2011 Global Retinal Device Markets

Market Size = $935 Million
Hemostasis, $24M
Retinal Laser Probes, $39M
Tamponades, $59M
Instruments, $111M
Light Pipes, $20M
Cryosurgery, $36M
Light Sources, $7M
Other, $2M
Vitrectomy Packs, $277M
Retinal Lasers, $212M
Vitrectomy Machines, $148M

Synergetics™

▪ Anti-VEGF Therapies (i.e. Lucentis)
▪ Long Term Drug Delivery Implants
▪ Artificial Vision
▪ Microplasmin Vitreous Disinsertion
▪ Site of Service Migration, e.g. ASC, Office

Product Review

synergetics, Inc.
PHOTON II
55.47P
56.20.23P
56.31P
56.32P
56.34.25P
Over 55 PHOTON™ Disposables!

Synergetics™

Ophthalmology Products

DDMS
Quantel Laser
Directional Laser Probes
Endoilluminator - Awh Chandelier
Photon II

New Products

VersaPACK™
20ga VersaPACK™ Efficiency - 20020E
Freedom to choose
"With these new packs (and Synergetics products in general), it is about freedom. The freedom to choose what works best for you from entry system to lighting, to forceps, to laser probes."
- Dr. John Kitchens, Louisville, Kentucky

VersaVIT™

Synergetics™

Neurosurgery Products
(Marketing Partners)

SONOPET OMNI
100
50
15

Eliminated

CUT
40

The Advantage™

Synergetics™

The OMNI is the most innovative
and user-friendly ultrasonic
aspirator available. In addition to
the soft tissue removal
capabilities common, it
effectively addresses dense,
fibrotic lesions, and pioneers the
fine dissection of bone
traditionally performed with
rotating drills.
The OMNI
The Disposable Spetzler-Malis “Yellow”
bipolar forceps offer surgeons brand-
new, high-polished tips for guaranteed
non-stick performance.
Disposable
Bipolar Forceps
Our next generation Malis® Bipolar
Generator. Dual-waveform
technology provides delicate and
efficient cutting and coagulation
control at even lower power
settings, further reducing thermal
spread and collateral tissue
damage.

Stryker
Codman

OEM Products

35
Codman

270
0.5

Codman
MALIS

Synergetics™

CMC V
Codman
Synergy
Stryker Lesion
Generator

Financials

Financial Highlights – Fiscal Year 2011

Synergetics™

▪ Sales were up 21% for the fourth quarter ended July 31, 2011 with disposables sales up 23.0% and capital sales down
 2.3%.
▪ Net income and earnings per share doubles.
▪ Total interest bearing debt decreased $3.0 million from
 FYE 2010 to approximately $1.1 million bringing our leverage down to 2.0%.
▪ Post Alcon transaction (including payment of taxes),
 Company has $18.4 million of cash on its balance sheet and
 has significantly reduced its debt.

▪ Improved stability of the platform
▪ Reinvigorating sales growth
▪ Unique, technically proficient worldwide distribution
 capability
▪ Opportunity to create “Fast Follower” that will be viewed
 as an attractive entry vehicle to ophthalmology

▪ David M. Hable - President, CEO
 Over 30 years of progressive responsibility in sales, marketing, new business development and general management in the medical device industry.
▪ Pamela Boone - Executive Vice President, CFO
 Previously served as CFO, VP, and Corporate Controller for Maverick Tube Corporation. 25 years of financial expertise.
▪ Kurt Gampp - Executive Vice President, COO
 Co-founded Synergetics, Inc. Over 30 years of microsurgical instrument making experience.
▪ Jerry Malis, M.D. - Executive Vice President, CSO
 Served as President, CEO, & Chairman of Valley Forge. Over 40 years of industry experience. Published over 50 articles in the biological science, electronics and engineering fields. Issued ten U.S. patents.
▪ Jason Stroisch - Vice President, Marketing
 Over 15 years experience in the medical device industry covering engineering, international sales and marketing management roles.
▪ Michael Fanning - Vice President, Sales
 Over 20 years in sales and management roles, working in service, medical device, and manufacturing sectors.

OPHTHALMOLOGY
NEUROSURGERY
Stephens, Inc. Fall Conference
New York, New York
November 16, 2011
Investor Presentation
QUALITY. PERFORMANCE. INNOVATION.
3845 Corporate Centre Drive
O’Fallon, MO 63368
(636) 939-5100
www.synergeticsusa.com